Central Pacific Financial Corp. Reports Earnings of $12.2 Million for the Fourth Quarter and $47.0 Million for the 2016 Year
January 25, 2017

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS EARNINGS OF $12.2 MILLION
FOR THE FOURTH QUARTER AND $47.0 MILLION FOR THE 2016 YEAR

•	Net income of $12.2 million, or fully diluted EPS of $0.39 during the quarter. Net income of $47.0 million, or fully diluted EPS of $1.50 for the year ended December 31, 2016.

•	ROA of 0.92% and ROE of 9.46% during the quarter. ROA of 0.90% and ROE of 9.16% for the year ended December 31, 2016.

•	Total loans increased by $85.2 million, or 2.5%, during the quarter and by $313.4 million, or 9.8% during the year.

•	Total deposits increased by $89.6 million, or 2.0% during the quarter and by $174.8 million, or 3.9% during the year.

HONOLULU, HI, January 25, 2017 – Central Pacific Financial Corp. (NYSE: CPF), (the “Company”), today reported net income in the fourth quarter of 2016 of $12.2 million, or diluted earnings per share ("EPS") of $0.39, compared to net income in the fourth quarter of 2015 of $10.9 million, or EPS of $0.34, and net income in the third quarter of 2016 of $11.5 million, or EPS of $0.37. For the year ended December 31, 2016, net income was $47.0 million, or EPS of $1.50, compared to net income of $45.9 million, or EPS of $1.40 in 2015.

"We are pleased to have a very good end to 2016, and are pleased to report strong loan and deposit growth for the year, along with year-over-year improvement in net income and efficiency ratio," said Catherine Ngo, President and CEO of Central Pacific Financial Corp. "With a positive market environment and a continued focus on customer relationships, our consistent financial performance has allowed us to continue stock repurchases and quarterly cash dividends."

On January 24, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.16 per share on its outstanding common shares. The dividend will be payable on March 15, 2017 to shareholders of record at the close of business on February 28, 2017.

During the fourth quarter of 2016, the Company repurchased 159,900 shares of common stock at a total cost of $4.1 million. The average cost per share was $25.78. During the year ended December 31, 2016, the Company repurchased a total of 796,822 shares

Central Pacific Financial Corp. Reports Earnings of $12.2 Million for the Fourth Quarter and $47.0 Million for the 2016 Year
January 25, 2017

of common stock, or approximately 2.5% of its common stock outstanding as of December 31, 2015 for a total cost of $18.2 million.

On January 24, 2017, the Company’s Board of Directors also authorized the repurchase of up to $30 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "2017 Repurchase Plan"). The 2017 Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors, which had $11.8 million in remaining repurchase authority at December 31, 2016.

Earnings Highlights
Net interest income for the fourth quarter of 2016 was $39.7 million, compared to $38.2 million in the year-ago quarter and $39.4 million in the previous quarter. Net interest margin was 3.22%, compared to 3.30% in the year-ago quarter and 3.25% in the previous quarter. Steady loan portfolio growth continues to support net interest income, however, the investment securities portfolio yields have declined due to higher premium amortization on mortgage backed securities. Additionally, funding costs related to time deposits and borrowings have increased slightly with the recent increase in the Fed Funds rate. The Company's checking and savings deposits, which represent over 70% of its average total liabilities, are less volatile during periods of rising market interest rates.

Other operating income for the fourth quarter of 2016 totaled $13.8 million, compared to $9.0 million in the year-ago quarter and $10.0 million in the previous quarter. The increase from the year-ago quarter was primarily due to a $3.5 million gain on the sale of the Company's fee interest in a former branch location. In addition, the Company recorded higher mortgage banking income of $0.9 million compared to the year-ago quarter, primarily attributable to higher net gains on sales of residential mortgage loans of $0.8 million. The sequential quarter increase was primarily due to the aforementioned $3.5 million gain on sale of property.

Other operating expense for the fourth quarter of 2016 totaled $37.5 million, compared to $31.7 million in the year-ago quarter and $32.3 million in the previous quarter. The increases from the year-ago and previous quarters were primarily attributable to higher pension expense included in salaries and employee benefits. In the fourth quarter of 2016, the Company executed a defined benefit pension plan de-risking strategy whereby the Company purchased non-participating annuity contracts to settle the pension obligation for a portion of its plan participants. This resulted in the immediate recognition of $3.8 million in net actuarial losses during the quarter. In addition to the higher pension expense, the Company recognized a $0.7 million charge (included in other) related to the early termination of a lease.

The efficiency ratio for the fourth quarter of 2016 was 70.08%, an increase from 67.24% in the year-ago quarter and 65.34% in the previous quarter. The efficiency ratio during the current quarter was negatively impacted by the aforementioned charges related to the pension obligation settlement and lease termination completed during the quarter, partially offset by the $3.5 million gain on sale of property. The efficiency ratio for the year ended December 31, 2016 was 66.69%, which declined from 2015 of 68.92% and reflects management's continued priority and focus on revenue generation and expense management.

In the fourth quarter of 2016, the Company recorded income tax expense of $6.4 million, compared to $6.5 million in the year-ago quarter and $6.4 million in the previous quarter. The effective tax rate for the fourth quarter of 2016 was 34.5%, compared to 37.2% in the year-ago quarter and 35.8% in the previous quarter.

Balance Sheet Highlights
Total assets at December 31, 2016 of $5.38 billion increased by $252.9 million from December 31, 2015, and increased by $64.3 million from September 30, 2016.

Total loans and leases at December 31, 2016 of $3.52 billion increased by $313.4 million, or 9.8% and $85.2 million, or 2.5% from December 31, 2015 and September 30, 2016, respectively.  Total loans and leases grew from December 31, 2015 across all major categories, with the exception of the commercial loan portfolio which declined by $10.6 million due to a planned reduction in the mainland commercial loan portfolio. The growth in total loans and leases from the third quarter of 2016 was due to strong loan origination activities with significant net increases in the residential mortgage loan portfolio of $56.5 million and commercial mortgage loan portfolio of $22.7 million.

Total deposits at December 31, 2016 of $4.61 billion increased by $174.8 million from December 31, 2015, and increased by $89.6 million from September 30, 2016.  Core deposits, which include demand deposits, savings and money market deposits, and time

Central Pacific Financial Corp. Reports Earnings of $12.2 Million for the Fourth Quarter and $47.0 Million for the 2016 Year
January 25, 2017

deposits less than $100,000, totaled $3.71 billion at December 31, 2016.  This represents an increase of $131.4 million from December 31, 2015, and an increase of $92.3 million from September 30, 2016.

Asset Quality
Nonperforming assets at December 31, 2016 totaled $9.2 million, or 0.17% of total assets, compared to $16.2 million, or 0.32% of total assets at December 31, 2015, and $11.7 million, or 0.22% of total assets at September 30, 2016. The sequential quarter decrease was primarily attributable to the payoff of a single borrower of $2.1 million.

Loans delinquent for 90 days or more still accruing interest totaled $1.4 million at December 31, 2016, compared to $0.3 million and $0.4 million at December 31, 2015 and September 30, 2016, respectively. The increases from December 31, 2015 and September 30, 2016 were primarily attributable to the addition of a single borrower of $1.1 million.

Net charge-offs in the fourth quarter of 2016 totaled $0.1 million, compared to net charge-offs of $1.4 million in the year-ago quarter, and net charge-offs of $0.6 million in the previous quarter. Net charge-offs in the fourth quarter of 2016 included a $0.9 million recovery from a commercial mortgage borrower.

In the fourth quarter of 2016, the Company recorded a credit to the provision for loan and lease losses of $2.6 million, compared to a credit of $2.0 million in the year-ago quarter and a credit of $0.7 million in the previous quarter. The credit to the provision for loan and lease losses in the fourth quarter of 2016 was primarily attributable to improving trends in credit quality and the aforementioned recovery of a commercial mortgage loan. After this credit, the allowance for loan and lease losses, as a percentage of total loans and leases at December 31, 2016 was 1.61%, compared to 1.97% at December 31, 2015 and 1.73% at September 30, 2016.

Capital
Total shareholders’ equity was $504.7 million at December 31, 2016, compared to $494.6 million and $519.5 million at December 31, 2015 and September 30, 2016, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III. At December 31, 2016, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.6%, 14.2%, 15.5%, and 12.3%, respectively, compared to 10.9%, 14.6%, 15.9%, and 12.5%, respectively, at September 30, 2016.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through February 25, 2017 by dialing 1-877-344-7529 (passcode: 10098984) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.4 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 103 ATMs in the state of Hawaii, as of December 31, 2016.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports Earnings of $12.2 Million for the Fourth Quarter and $47.0 Million for the 2016 Year
January 25, 2017

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2016	2016	2016	2016	2015	2016	2015
CONDENSED INCOME STATEMENT
Net interest income	$39,704	$39,426	$39,609	$39,211	$38,194	$157,950	$149,528
Provision (credit) for loan and lease losses	(2,645)	(743)	(1,382)	(747)	(1,958)	(5,517)	(15,671)
Net interest income after provision (credit) for loan and lease losses	42,349	40,169	40,991	39,958	40,152	163,467	165,199
Total other operating income (1)	13,769	9,954	9,937	8,656	8,997	42,316	34,799
Total other operating expense (1)	37,472	32,265	32,460	31,366	31,732	133,563	127,042
Income before taxes	18,646	17,858	18,468	17,248	17,417	72,220	72,956
Income tax expense	6,438	6,392	6,331	6,067	6,485	25,228	27,088
Net income	12,208	11,466	12,137	11,181	10,932	46,992	45,868
Basic earnings per common share	$0.40	$0.37	$0.39	$0.36	$0.35	$1.52	$1.42
Diluted earnings per common share	0.39	0.37	0.39	0.35	0.34	1.50	1.40
Dividends declared per common share (2)	0.16	0.16	0.14	0.14	0.46	0.60	0.82

PERFORMANCE RATIOS
Return on average assets (3)	0.92%	0.87%	0.93%	0.87%	0.87%	0.90%	0.92%
Return on average shareholders’ equity (3)	9.46	8.81	9.51	8.85	8.68	9.16	8.91
Efficiency ratio (4)	70.08	65.34	65.51	65.53	67.24	66.69	68.92
Net interest margin (3)	3.22	3.25	3.29	3.33	3.30	3.27	3.30
Dividend payout ratio (2) (5)	41.03	43.24	35.90	40.00	135.29	40.00	58.57
Average shareholders’ equity to average assets	9.67	9.89	9.73	9.81	9.97	9.78	10.37

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,489,757	$3,415,505	$3,377,362	$3,258,872	$3,142,895	$3,385,741	$3,038,100
Average interest-earning assets	4,981,766	4,902,151	4,890,398	4,786,256	4,676,931	4,890,426	4,590,686
Average assets	5,335,909	5,266,588	5,248,088	5,148,744	5,049,232	5,250,113	4,965,689
Average deposits	4,558,589	4,486,064	4,459,019	4,468,070	4,327,908	4,496,096	4,223,613
Average interest-bearing liabilities	3,568,767	3,532,334	3,565,530	3,492,748	3,370,560	3,539,903	3,335,445
Average shareholders’ equity	516,067	520,757	510,753	505,330	503,570	513,255	515,043

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2016	2016	2016	2016	2015
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$562,460	$567,891	$560,674	$547,195	$532,787
Tier 1 risk-based capital	562,460	567,891	560,674	547,195	532,787
Total risk-based capital	612,202	616,858	609,012	594,801	579,651
Common equity tier 1 capital	485,268	487,097	481,209	472,171	472,698
Central Pacific Bank
Leverage capital	541,577	545,578	529,754	533,307	518,617
Tier 1 risk-based capital	541,577	545,578	529,754	533,307	518,617
Total risk-based capital	591,185	594,407	577,966	580,715	565,231
Common equity tier 1 capital	541,577	545,578	529,754	533,307	518,617

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.6%	10.9%	10.8%	10.8%	10.7%
Tier 1 risk-based capital ratio	14.2	14.6	14.6	14.5	14.4
Total risk-based capital ratio	15.5	15.9	15.9	15.8	15.7
Common equity tier 1 capital ratio	12.3	12.5	12.5	12.5	12.8
Central Pacific Bank
Leverage capital ratio	10.2	10.6	10.2	10.5	10.4
Tier 1 risk-based capital ratio	13.7	14.1	13.8	14.2	14.1
Total risk-based capital ratio	15.0	15.3	15.1	15.4	15.3
Common equity tier 1 capital ratio	13.7	14.1	13.8	14.2	14.1

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2016	2016	2016	2016	2015
BALANCE SHEET
Loans and leases	$3,524,890	$3,439,654	$3,403,947	$3,308,968	$3,211,532
Total assets	5,384,236	5,319,947	5,282,967	5,242,202	5,131,288
Total deposits	4,608,201	4,518,578	4,405,142	4,496,602	4,433,439
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	504,650	519,466	517,607	509,358	494,614
Total shareholders’ equity to total assets	9.37%	9.76%	9.80%	9.72%	9.64%
Tangible common equity to tangible assets (6)	9.29%	9.67%	9.69%	9.60%	9.51%

ASSET QUALITY
Allowance for loan and lease losses	$56,631	$59,384	$60,764	$62,149	$63,314
Non-performing assets	9,187	11,666	14,907	15,944	16,230
Allowance to loans and leases outstanding	1.61%	1.73%	1.79%	1.88%	1.97%
Allowance to non-performing assets	616.43	509.03	407.62	389.80	390.10

PER SHARE OF COMMON STOCK
Book value per common share	$16.39	$16.79	$16.68	$16.34	$15.77
Tangible book value per common share	16.23	16.62	16.48	16.13	15.54
Closing market price per common share	31.42	25.19	23.60	21.77	22.02

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

(2) Dividends declared in the fourth quarter of 2015 include a special cash dividend of $0.32 per share.
(3) Annualized.
(4) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income). Prior period amounts have been revised to conform to current period which reflects reclassifications referred to in note (1).

(5) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(6) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Tangible Common Equity Ratio:
Total shareholders’ equity	$504,650	$519,466	$517,607	$509,358	$494,614
Less: Other intangible assets	(4,680)	(5,349)	(6,018)	(6,686)	(7,355)
Tangible common equity	$499,970	$514,117	$511,589	$502,672	$487,259

Total assets	$5,384,236	$5,319,947	$5,282,967	$5,242,202	$5,131,288
Less: Other intangible assets	(4,680)	(5,349)	(6,018)	(6,686)	(7,355)
Tangible assets	$5,379,556	$5,314,598	$5,276,949	$5,235,516	$5,123,933

Tangible common equity to tangible assets	9.29%	9.67%	9.69%	9.60%	9.51%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except share data)	2016	2016	2016	2016	2015
ASSETS
Cash and due from banks	$75,272	$79,647	$76,482	$85,495	$71,797
Interest-bearing deposits in other banks	9,069	23,727	14,184	7,180	8,397
Investment securities:
Available for sale	1,243,847	1,262,224	1,260,593	1,299,176	1,272,255
Held to maturity, fair value of: $214,366 at December 31, 2016, $230,529 at September 30, 2016, $238,066 at June 30, 2016, $243,072 at March 31, 2016, and $244,136 at December 31, 2015	217,668	226,573	234,230	241,597	247,917
Total investment securities	1,461,515	1,488,797	1,494,823	1,540,773	1,520,172
Loans held for sale	31,881	12,755	9,921	11,270	14,109
Loans and leases	3,524,890	3,439,654	3,403,947	3,308,968	3,211,532
Less allowance for loan and lease losses	56,631	59,384	60,764	62,149	63,314
Net loans and leases	3,468,259	3,380,270	3,343,183	3,246,819	3,148,218
Premises and equipment, net	48,258	48,242	48,370	48,322	49,161
Accrued interest receivable	15,675	14,554	15,339	14,818	14,898
Investment in unconsolidated subsidiaries	6,889	7,011	7,204	5,627	6,157
Other real estate owned	791	791	1,032	1,260	1,962
Mortgage servicing rights	15,779	15,638	15,778	16,800	17,797
Other intangible assets	4,680	5,349	6,018	6,686	7,355
Bank-owned life insurance	155,593	155,233	154,678	154,592	153,967
Federal Home Loan Bank stock	11,572	12,173	15,218	10,420	8,606
Other assets	79,003	75,760	80,737	92,140	108,692
Total assets	$5,384,236	$5,319,947	$5,282,967	$5,242,202	$5,131,288
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,265,246	$1,194,557	$1,152,666	$1,140,741	$1,145,244
Interest-bearing demand	862,991	849,128	846,589	849,880	824,895
Savings and money market	1,390,600	1,379,484	1,371,163	1,465,524	1,399,093
Time	1,089,364	1,095,409	1,034,724	1,040,457	1,064,207
Total deposits	4,608,201	4,518,578	4,405,142	4,496,602	4,433,439
Short-term borrowings	135,000	150,000	226,000	106,000	69,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	43,575	39,092	41,424	37,438	41,425
Total liabilities	4,879,561	4,800,455	4,765,351	4,732,825	4,636,649
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,796,243 at December 31, 2016, 30,930,598 at September 30, 2016, 31,036,895 at June 30, 2016, 31,164,287 at March 31, 2016, and 31,361,452 at December 31, 2015	530,932	534,856	538,434	544,029	548,878
Surplus	84,180	84,207	83,482	83,534	82,847
Accumulated deficit	(108,941)	(116,225)	(122,730)	(130,511)	(137,314)
Accumulated other comprehensive income (loss)	(1,521)	16,628	18,421	12,306	203
Total shareholders' equity	504,650	519,466	517,607	509,358	494,614
Non-controlling interest	25	26	9	19	25
Total equity	504,675	519,492	517,616	509,377	494,639
Total liabilities and equity	$5,384,236	$5,319,947	$5,282,967	$5,242,202	$5,131,288

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
(Dollars in thousands, except per share data)	2016	2016	2016	2016	2015	2016	2015
Interest income:
Interest and fees on loans and leases	$33,973	$33,384	$32,878	$31,793	$30,565	$132,028	$118,887
Interest and dividends on investment securities:
Taxable interest	7,203	7,296	7,953	8,396	8,282	30,848	32,969
Tax-exempt interest	989	995	995	996	1,006	3,975	4,022
Dividends	12	10	10	10	10	42	36
Interest on deposits in other banks	22	17	11	17	7	67	35
Dividends on Federal Home Loan Bank stock	56	63	23	37	46	179	86
Total interest income	42,255	41,765	41,870	41,249	39,916	167,139	156,035
Interest expense:
Interest on deposits:
Demand	129	126	123	111	101	489	399
Savings and money market	257	254	269	263	238	1,043	916
Time	1,175	1,044	957	898	647	4,074	2,312
Interest on short-term borrowings	191	160	177	50	59	578	254
Interest on long-term debt	799	755	735	716	677	3,005	2,626
Total interest expense	2,551	2,339	2,261	2,038	1,722	9,189	6,507
Net interest income	39,704	39,426	39,609	39,211	38,194	157,950	149,528
Provision (credit) for loan and lease losses	(2,645)	(743)	(1,382)	(747)	(1,958)	(5,517)	(15,671)
Net interest income after provision for loan and lease losses	42,349	40,169	40,991	39,958	40,152	163,467	165,199
Other operating income:
Mortgage banking income (1)	2,845	2,561	1,423	1,240	1,941	8,069	7,254
Service charges on deposit accounts	2,065	1,954	1,908	1,964	1,999	7,891	7,829
Other service charges and fees	2,833	2,821	3,028	2,767	2,772	11,449	11,461
Income from fiduciary activities	858	880	857	840	825	3,435	3,343
Equity in earnings of unconsolidated subsidiaries	267	182	184	90	88	723	578
Fees on foreign exchange	116	129	126	148	98	519	450
Investment securities gains (losses)	—	—	—	—	—	—	(1,866)
Income from bank-owned life insurance	273	555	1,232	625	465	2,685	2,034
Loan placement fees	175	140	133	46	146	494	720
Net gains on sales of foreclosed assets	1	57	241	308	189	607	568
Gain on sale of premises and equipment	3,537	—	—	—	—	3,537	—
Other (refer to Table 5)	799	675	805	628	474	2,907	2,428
Total other operating income	13,769	9,954	9,937	8,656	8,997	42,316	34,799
Other operating expense:
Salaries and employee benefits	21,254	17,459	17,850	16,937	16,895	73,500	66,429
Net occupancy	3,606	3,588	3,557	3,314	3,981	14,065	14,432
Equipment	967	852	769	811	858	3,399	3,475
Amortization of core deposit premium	669	669	668	669	668	2,675	2,674
Communication expense	868	948	919	959	822	3,694	3,483
Legal and professional services	1,821	1,699	1,723	1,613	1,671	6,856	7,340
Computer software expense	2,332	2,217	2,222	2,704	2,067	9,475	8,831
Advertising expense	562	772	433	634	964	2,401	2,550
Foreclosed asset expense	16	72	49	15	154	152	486
Other (refer to Table 5)	5,377	3,989	4,270	3,710	3,652	17,346	17,342
Total other operating expense	37,472	32,265	32,460	31,366	31,732	133,563	127,042
Income before income taxes	18,646	17,858	18,468	17,248	17,417	72,220	72,956
Income tax expense	6,438	6,392	6,331	6,067	6,485	25,228	27,088
Net income	$12,208	$11,466	$12,137	$11,181	$10,932	$46,992	$45,868
Per common share data:
Basic earnings per share	$0.40	$0.37	$0.39	$0.36	$0.35	$1.52	$1.42
Diluted earnings per share	0.39	0.37	0.39	0.35	0.34	1.50	1.40
Cash dividends declared	0.16	0.16	0.14	0.14	0.46	0.60	0.82
Basic weighted average shares outstanding	30,770,528	30,943,756	31,060,593	31,263,433	31,317,627	31,008,744	32,238,237
Diluted weighted average shares outstanding	31,001,246	31,142,128	31,262,525	31,506,307	31,727,478	31,224,894	32,652,495

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Mortgage banking income:
Loan servicing fees	$1,340	$1,357	$1,362	$1,362	$1,399	$5,421	$5,656
Amortization of mortgage servicing rights	(781)	(1,021)	(1,755)	(1,509)	(844)	(5,066)	(4,185)
Net gains on sales of residential mortgage loans	2,108	2,212	1,845	1,466	1,332	7,631	6,107
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	178	13	(29)	(79)	54	83	(324)
Total mortgage banking income	$2,845	$2,561	$1,423	$1,240	$1,941	$8,069	$7,254

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$444	$423	$301	$157	$104	$1,325	$794
Other recoveries	19	24	249	21	17	313	550
Commissions on sale of checks	84	84	86	86	79	340	325
Other	252	144	169	364	274	929	759
Total other operating income - other	$799	$675	$805	$628	$474	$2,907	$2,428

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Other operating expense - other:
Charitable contributions	$102	$156	$184	$218	$103	$660	$2,559
FDIC insurance assessment	420	430	563	639	622	2,052	2,706
Miscellaneous loan expenses	271	358	306	254	325	1,189	1,348
ATM and debit card expenses	444	451	448	428	407	1,771	1,538
Amortization of investments in low-income housing tax credit partnerships	271	259	258	257	258	1,045	1,078
Armored car expenses	219	258	201	201	254	879	896
Entertainment and promotions	449	198	223	231	405	1,101	1,059
Stationery and supplies	221	242	172	267	230	902	1,026
Directors’ fees and expenses	208	215	199	205	101	827	662
Provision (credit) for residential mortgage loan repurchase losses	—	—	(36)	(351)	(596)	(387)	(1,352)
Increase (decrease) to the reserve for unfunded commitments	40	37	20	44	(223)	141	(271)
Other	2,732	1,385	1,732	1,317	1,766	7,166	6,093
Total other operating expense - other	$5,377	$3,989	$4,270	$3,710	$3,652	$17,346	$17,342

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$15,458	0.57%	$22	$14,140	0.49%	$17	$10,504	0.27%	$7
Investment securities, excluding valuation allowance:
Taxable	1,293,291	2.23	7,215	1,288,569	2.27	7,306	1,339,764	2.48	8,292
Tax-exempt	172,081	3.54	1,522	172,743	3.54	1,531	174,681	3.54	1,547
Total investment securities	1,465,372	2.39	8,737	1,461,312	2.42	8,837	1,514,445	2.60	9,839
Loans and leases, incl. loans held for sale	3,489,757	3.88	33,973	3,415,505	3.90	33,384	3,142,895	3.87	30,565
Federal Home Loan Bank stock	11,179	2.02	56	11,194	2.25	63	9,087	2.00	46
Total interest-earning assets	4,981,766	3.43	42,788	4,902,151	3.44	42,301	4,676,931	3.45	40,457
Noninterest-earning assets	354,143			364,437			372,301
Total assets	$5,335,909			$5,266,588			$5,049,232

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$854,946	0.06%	$129	$851,775	0.06%	$126	$804,544	0.05%	$101
Savings and money market deposits	1,396,615	0.07	257	1,367,459	0.07	254	1,322,220	0.07	238
Time deposits under $100,000	198,145	0.38	188	202,719	0.37	190	218,188	0.36	201
Time deposits $100,000 and over	901,102	0.44	987	892,188	0.38	854	851,796	0.21	446
Total interest-bearing deposits	3,350,808	0.19	1,561	3,314,141	0.17	1,424	3,196,748	0.12	986
Short-term borrowings	125,174	0.61	191	125,408	0.50	160	81,027	0.29	59
Long-term debt	92,785	3.43	799	92,785	3.24	755	92,785	2.90	677
Total interest-bearing liabilities	3,568,767	0.28	2,551	3,532,334	0.26	2,339	3,370,560	0.20	1,722
Noninterest-bearing deposits	1,207,781			1,171,923			1,131,160
Other liabilities	43,268			41,558			43,941
Total liabilities	4,819,816			4,745,815			4,545,661
Shareholders’ equity	516,067			520,757			503,570
Non-controlling interest	26			16			1
Total equity	516,093			520,773			503,571
Total liabilities and equity	$5,335,909			$5,266,588			$5,049,232

Net interest income			$40,237			$39,962			$38,735

Interest rate spread		3.15%			3.18%			3.25%

Net interest margin		3.22%			3.25%			3.30%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$13,143	0.51%	$67	$13,966	0.25%	$35
Investment securities, excluding valuation allowance:
Taxable	1,307,946	2.36	30,890	1,339,070	2.46	33,005
Tax-exempt	173,062	3.53	6,116	175,919	3.52	6,188
Total investment securities	1,481,008	2.50	37,006	1,514,989	2.59	39,193
Loans and leases, including loans held for sale	3,385,741	3.90	132,028	3,038,100	3.91	118,887
Federal Home Loan Bank stock	10,534	1.70	179	23,631	0.36	86
Total interest earning assets	4,890,426	3.46	169,280	4,590,686	3.45	158,201
Noninterest-earning assets	359,687			375,003
Total assets	$5,250,113			$4,965,689

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$844,507	0.06%	$489	$802,121	0.05%	$399
Savings and money market deposits	1,406,754	0.07	1,043	1,276,830	0.07	916
Time deposits under $100,000	204,940	0.38	770	227,288	0.37	838
Time deposits $100,000 and over	879,989	0.38	3,304	844,376	0.17	1,474
Total interest-bearing deposits	3,336,190	0.17	5,606	3,150,615	0.12	3,627
Short-term borrowings	110,928	0.52	578	92,045	0.28	254
Long-term debt	92,785	3.24	3,005	92,785	2.83	2,626
Total interest-bearing liabilities	3,539,903	0.26	9,189	3,335,445	0.20	6,507
Noninterest-bearing deposits	1,156,906			1,072,998
Other liabilities	40,029			42,203
Total liabilities	4,736,838			4,450,646
Shareholders’ equity	513,255			515,043
Non-controlling interest	20			—
Total equity	513,275			515,043
Total liabilities and equity	$5,250,113			$4,965,689

Net interest income			$160,091			$151,694

Interest rate spread		3.20%			3.25%

Net interest margin		3.27%			3.30%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
HAWAII:
Commercial, financial and agricultural	$373,006	$367,527	$360,102	$358,432	$339,738
Real estate:
Construction	97,873	105,234	95,355	98,203	81,655
Residential mortgage	1,217,234	1,160,741	1,167,428	1,147,446	1,134,325
Home equity	361,209	351,256	334,347	311,756	301,980
Commercial mortgage	767,586	742,584	716,452	646,013	642,845
Consumer:
Automobiles	131,037	125,556	116,809	112,106	110,285
Other consumer	177,122	163,703	161,065	155,749	162,963
Leases	677	756	843	936	1,028
Total loans and leases	3,125,744	3,017,357	2,952,401	2,830,641	2,774,819
Allowance for loan and lease losses	(49,350)	(50,948)	(52,375)	(52,068)	(54,141)
Net loans and leases	$3,076,394	$2,966,409	$2,900,026	$2,778,573	$2,720,678

U.S. MAINLAND:
Commercial, financial and agricultural	$137,434	$140,457	$143,965	$176,659	$181,348
Real estate:
Construction	3,665	2,994	3,073	3,151	3,230
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	117,853	120,133	126,132	127,023	117,904
Consumer:
Automobiles	81,889	91,970	103,098	95,124	79,917
Other consumer	58,305	66,743	75,278	76,370	54,314
Leases	—	—	—	—	—
Total loans and leases	399,146	422,297	451,546	478,327	436,713
Allowance for loan and lease losses	(7,281)	(8,436)	(8,389)	(10,081)	(9,173)
Net loans and leases	$391,865	$413,861	$443,157	$468,246	$427,540

TOTAL:
Commercial, financial and agricultural	$510,440	$507,984	$504,067	$535,091	$521,086
Real estate:
Construction	101,538	108,228	98,428	101,354	84,885
Residential mortgage	1,217,234	1,160,741	1,167,428	1,147,446	1,134,325
Home equity	361,209	351,256	334,347	311,756	301,980
Commercial mortgage	885,439	862,717	842,584	773,036	760,749
Consumer:
Automobiles	212,926	217,526	219,907	207,230	190,202
Other consumer	235,427	230,446	236,343	232,119	217,277
Leases	677	756	843	936	1,028
Total loans and leases	3,524,890	3,439,654	3,403,947	3,308,968	3,211,532
Allowance for loan and lease losses	(56,631)	(59,384)	(60,764)	(62,149)	(63,314)
Net loans and leases	$3,468,259	$3,380,270	$3,343,183	$3,246,819	$3,148,218

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Noninterest-bearing demand	$1,265,246	$1,194,557	$1,152,666	$1,140,741	$1,145,244
Interest-bearing demand	862,991	849,128	846,589	849,880	824,895
Savings and money market	1,390,600	1,379,484	1,371,163	1,465,524	1,399,093
Time deposits less than $100,000	194,730	198,055	202,733	207,757	212,946
Core deposits	3,713,567	3,621,224	3,573,151	3,663,902	3,582,178

Government time deposits	701,417	708,034	645,134	644,877	664,756
Other time deposits $100,000 and over	193,217	189,320	186,857	187,823	186,505
Total time deposits $100,000 and over	894,634	897,354	831,991	832,700	851,261
Total deposits	$4,608,201	$4,518,578	$4,405,142	$4,496,602	$4,433,439

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$1,877	$2,005	$2,132	$2,244	$1,044
Real estate:
Residential mortgage	5,322	5,424	8,059	5,227	5,464
Home equity	333	479	611	300	666
Commercial mortgage	864	2,967	3,073	6,913	7,094
Total nonaccrual loans	8,396	10,875	13,875	14,684	14,268

Other real estate owned ("OREO"):
Residential mortgage	791	791	1,032	1,260	1,962
Total OREO	791	791	1,032	1,260	1,962
Total nonperforming assets ("NPAs")	9,187	11,666	14,907	15,944	16,230

Loans delinquent for 90 days or more:
Real estate:
Residential mortgage	—	200	—	—	—
Home equity	1,120	—	135	656	—
Consumer:
Automobiles	208	131	78	125	151
Other consumer	63	106	56	—	122
Total loans delinquent for 90 days or more	1,391	437	269	781	273

Restructured loans still accruing interest:
Commercial, financial and agricultural	—	—	—	—	—
Real estate:
Construction	21	51	745	776	809
Residential mortgage	14,292	15,818	15,729	16,197	16,224
Commercial mortgage	1,879	1,979	3,020	3,128	3,224
Total restructured loans still accruing interest	16,192	17,848	19,494	20,101	20,257
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$26,770	$29,951	$34,670	$36,826	$36,760

Total nonaccrual loans as a percentage of loans and leases	0.24%	0.32%	0.41%	0.44%	0.44%
Total NPAs as a percentage of loans and leases and OREO	0.26%	0.34%	0.44%	0.48%	0.51%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and OREO	0.30%	0.35%	0.45%	0.51%	0.51%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.76%	0.87%	1.02%	1.11%	1.14%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$11,666	$14,907	$15,944	$16,230	$14,001
Additions	39	650	4,334	1,303	2,992
Reductions:
Payments	(2,400)	(2,309)	(927)	(754)	(439)
Return to accrual status	(118)	(578)	(3,717)	(133)	(216)
Sales of NPAs	—	(1,032)	(865)	(702)	(71)
Charge-offs/valuation adjustments	—	28	138	—	(37)
Total reductions	(2,518)	(3,891)	(5,371)	(1,589)	(763)
Balance at end of quarter	$9,187	$11,666	$14,907	$15,944	$16,230

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015	2016	2015
Allowance for loan and lease losses:
Balance at beginning of period	$59,384	$60,764	$62,149	$63,314	$66,644	$63,314	$74,040

Provision (credit) for loan and lease losses	(2,645)	(743)	(1,382)	(747)	(1,958)	(5,517)	(15,671)

Charge-offs:
Commercial, financial and agricultural	510	465	272	352	554	1,599	5,658
Real estate:
Home equity	—	—	—	—	—	—	110
Commercial mortgage	209	—	—	—	838	209	838
Consumer:
Automobiles	381	409	392	381	433	1,563	1,479
Other consumer	1,077	940	743	731	288	3,491	3,171
Total charge-offs	2,177	1,814	1,407	1,464	2,113	6,862	11,256

Recoveries:
Commercial, financial and agricultural	490	555	720	349	411	2,114	4,788
Real estate:
Construction	24	91	9	9	10	133	880
Residential mortgage	315	173	173	34	91	695	1,121
Home equity	4	4	4	3	5	15	1,056
Commercial mortgage	869	128	14	13	14	1,024	6,719
Consumer:
Automobiles	214	115	365	194	183	888	948
Other consumer	153	111	119	444	27	827	662
Leases	—	—	—	—	—	—	27
Total recoveries	2,069	1,177	1,404	1,046	741	5,696	16,201
Net charge-offs (recoveries)	108	637	3	418	1,372	1,166	(4,945)
Balance at end of period	$56,631	$59,384	$60,764	$62,149	$63,314	$56,631	$63,314

Average loans and leases, net of unearned	$3,489,757	$3,415,505	$3,377,362	$3,258,872	$3,142,895	$3,385,741	$3,038,100

Annualized ratio of net charge-offs (recoveries) to average loans and leases	0.01%	0.07%	—%	0.05%	0.17%	0.03%	(0.16)%

Ratio of allowance for loan and lease losses to loans and leases	1.61%	1.73%	1.79%	1.88%	1.97%	1.61%	1.97%